Exhibit 99.2

Apartments.com

(A Business Unit of Classified Ventures, LLC)

Unaudited Financial Statements

Three Months Ended March 31, 2014 and 2013

Apartments.com

(A Business Unit of Classified Ventures, LLC)

Index

Three months ended March 31, 2014 and 2013

Page(s)

Unaudited Financial Statements

Balance Sheet	1

Statements of Operations	2

Statements of Cash Flows	3

Notes to Unaudited Financial Statements	5-11

Apartments.com

(A Business Unit of Classified Ventures, LLC)

Balance Sheets (unaudited)

March 31, 2014 and December 31, 2013

(In thousands of dollars)	March 31, 2014	December 31, 2013
Assets
Current assets
Marketable securities held in trust	$1,464	$633
Accounts receivable, net of allowance for doubtful accounts of $411 and $365, respectively	10,361	10,416
Affiliate Investor accounts receivable	530	524
Prepaid expenses & other current assets	1,739	1,680

Total current assets	14,094	13,253

Property and equipment, net of accumulated depreciation	1,583	1,533
Marketable securities held in trust, less current portion	—	1,544
Goodwill	3,440	3,440
Investment	183	183

Total assets	$19,300	$19,953

Liabilities and Net Investment of Parent
Current liabilities
Accounts payable	$1,957	$1,781
Accrued compensation and related costs	2,059	2,656
Accrued expenses & other current liabilities	4,670	2,797
Deferred revenue	611	595
Current portion deferred incentive plans	5,264	633

Total current liabilities	14,561	8,462

Deferred incentive plans, less current portion	—	2,699

Total liabilities	14,561	11,161

Commitments and contingencies

Net investment of Parent	4,739	8,792

Total liabilities and net investment of Parent	$19,300	$19,953

The accompanying notes are an integral part of these financial statements.

Apartments.com

(A Business Unit of Classified Ventures, LLC)

Statements of Operations (unaudited)

Three months ended March 31, 2014 and 2013

	Three Months Ended
	March 31,
(In thousands of dollars)	2014	2013

Operating revenue
Net revenue	$20,832	$18,349
Net revenue Affiliate Investor	1,570	1,771

Total net operating revenue	22,402	20,120

Operating expenses
Product support, technology and operations	4,833	4,105
Marketing and sales	7,577	6,624
General and administrative	5,383	1,883
Professional Fees for Sale	2,350	—
Affiliate revenue share	1,496	1,159

Total operating expenses	21,639	13,771

Operating income	763	6,349

Other income
Gain on investments	4	54

Net income	$767	$6,403

The accompanying notes are an integral part of these financial statements.

Apartments.com

(A Business Unit of Classified Ventures, LLC)

Statement of Cash Flows (unaudited)

Three months ended March 31, 2014 and 2013

	Three Month Period
	March 31,
(In thousands of dollars)	2014	2013
Cash flows from operating activities
Net income	$767	$6,403
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation and amortization	136	188
Provision for accounts receivable	183	202
Change in operating assets and liabilities
Accounts receivable	(134)	645
Prepaid expenses and other current assets	(59)	(141)
Deferred compensation, net of funding	2,645	261
Accounts payable	293	(62)
Accrued expenses and other current liabilities	1,276	(1,569)
Deferred revenue	16	42

Net cash provided by operating activities	5,123	5,969

Cash flows from investing activities
Purchase of property and equipment	(321)	(93)

Net cash used in investing activities	(321)	(93)

Cash flows from financing activities
Net transfer to Parent	(4,802)	(5,876)

Net cash used in financing activities	(4,802)	(5,876)

Increase in cash	—	—

Cash
Beginning of period	—	—

End of period	$—	$—

Supplemental disclosure of noncash investing and financing activities
Purchases of property, plant and equipment in accrued liabilities and accounts payables at the end of the period	$14	$—

The accompanying notes are an integral part of these financial statements.

Apartments.com

(A Business Unit of Classified Ventures, LLC)

Notes to Unaudited Financial Statements

Three months ended March 31, 2014 and 2013

1.	Nature of Business

Apartments.com is a division of Classified Ventures, LLC (hereafter referred to as the “Parent”), managed and operated as a business by a single management team. The accompanying financial statements reflect the assets, liabilities, revenue and expenses directly attributable to the Apartments.com business (hereafter referred to as the “Business”) as well as certain allocations from the Parent.

Parent is a strategic joint venture among five large media partners whose objectives are to collectively capitalize on revenue growth in the online classified categories of automotive, rentals and real estate. The strategic partners are Gannett Co., Inc., The McClatchy Company, Tribune Company, The Washington Post Company and A.H. Belo Corporation (the “Investors”).

Apartments.com is a national online rentals guide and relocation resource that helps renters find available apartment and home rentals that meet their needs through its websites, including Apartments.com, ApartmentHomeLiving.com and RentalHomesPlus.com. The online services in the classified advertising marketplace that Apartments.com provides builds upon the local capabilities and expertise of its investor owned affiliated network of approximately 90 newspapers (the “Affiliates”).

2.	Interim Financial Statements

The accompanying unaudited financial statements of the Business have been prepared in accordance with U.S. generally accepted accounting principles (“GAAP”) for interim financial information. In the opinion of the Business’s management, the financial statements reflect all adjustments necessary to present fairly the Business’s financial position at March 31, 2014, the results of its operations for the three months ended March 31, 2014 and 2013, and its cash flows for the three months ended March 31, 2014 and 2013. These adjustments are of a normal recurring nature. The year-end balance sheet was derived from audited financial statements, but does not include all disclosures required by U.S. generally accepted accounting principles (“U.S. GAAP”). These financial statements should be read in conjunction with the financial statements and notes thereto for the fiscal year ended December 31, 2013.

The results of operations for the three months ended March 31, 2014 are not necessarily indicative of future financial results.

3.	Summary of Significant Accounting Policies

Basis of Presentation

These financial statements reflect the historical financial position, results of operations, net investments of Parent and cash flows of the Business for the periods presented. The historical financial statements reflect the amounts that have been “carved-out” from the Parent’s consolidated financial statements prepared in accordance with U.S. general accepted accounting principles and reflect allocations of corporate and other expenses based on estimated usage of such services and expenses. The statements do not include adjustments necessary to depict the Business on a stand-alone basis. As a result, the financial statements included herein may not necessarily be indicative of the Business’s financial position, results of operations, or cash flows had the Business operated as a stand-alone entity during the period presented.

Apartments.com

(A Business Unit of Classified Ventures, LLC)

Notes to Unaudited Financial Statements

Three months ended March 31, 2014 and 2013

The financial statements were prepared using the historical records of the assets and liabilities of the Parent, and all sales, costs, assets and liabilities directly attributable to the Business. In addition, certain expenses reflected in the financial statements include allocations of corporate and other expenses from the Parent, which in the opinion of management are reasonable (refer to Note 5).

All such allocated costs and expenses have been deemed to have been paid by the Business to Parent in the period in which the costs were incurred.

As the Parent uses a centralized cash management system, there is no cash held locally by the Business. Transactions between the Parent and the Business are accounted for through the Parent company investment. Therefore, no cash is included in the balance sheet.

4.	Recently Issued Pronouncements

In December 2013, the FASB issued Accounting Standards Update No. 2013-12, Definition of a Public Business Entity. This ASU defines public business entity. The definition of a public business entity will be used in considering the scope of new financial guidance and will identify whether the guidance does or does not apply to public business entities. The term public business entity will be used in Accounting Standards Updates issued beginning in 2014. As of March 31, 2014 this guidance did not impact the Business’s financial statements.

In April 2014, the FASB issued Accounting Standards Update No. 2014-08, Reporting Discontinued Operations and Disclosures of Disposals of Components of an Entity. The ASU requires expanded disclosures for discontinued operations. The amendments also change the definition of discontinued operations by limiting discontinued operations reporting to disposals of components of an entity that represent strategic shifts that have a major effect on an entity’s operations and financial results. This update will be effective for the Business for annual periods beginning after December 15, 2014. The updated guidance is not expected to have a material impact on the Business’s financial statements.

5.	Related Party Transactions

Net sales to Investor Affiliates totaled $1.6 million and $1.8 million for the three months ended March 31, 2014 and 2013, respectively, and revenue share to the Affiliates totaled $1.5 million and $1.2 million for the three months ended March 31, 2014 and 2013, respectively. Net accounts receivable from Investor Affiliates totaled $0.5 million excluding credit balances as of March 31, 2014.

Pursuant to Affiliate Agreements between the Business and each of its Affiliates, Affiliates are assigned a sales territory to sell the Business’s products on a wholesale/retail basis. The Affiliate

Agreements specify print and online promotion obligations of the Affiliate, bar the Affiliates from engaging in specified activities and identify performance obligations of the Business and the Affiliate. Each Investor owned Affiliate Agreement contains language requiring the Business to treat all similarly situated Investor Affiliates equally.

Apartments.com

(A Business Unit of Classified Ventures, LLC)

Notes to Unaudited Financial Statements

Three months ended March 31, 2014 and 2013

The financial statements include expense allocations from the Parent for certain functions, including but not limited to, general corporate and other expenses including finance, legal, information technology supporting data center and network infrastructure, human resources, insurance, and facilities. These expenses have been allocated to the Business on the basis of direct usage when identifiable, with the remainder allocated on the basis of headcount or other measures. During the three months ended March 31, 2014 and 2013 the Business was allocated the following expenses which are included in the statement of operations as follows:

	Three Months Ended March 31,
	2014	2013

Product support, technology and operations	$718	$618
General and administrative	1,422	926

Total allocated	$2,140	$1,544

In addition to the allocations described above, the financial statements include expense reimbursements from the Parent for certain agreed upon employee costs performed for supporting Auto.com website and traffic maintenance beginning in 2012. These reimbursements have been allocated to the Business on the basis of time spent on the project. The benefit received by the Business totaled $0.2 million and $0.2 million for the three months ended March 31, 2014 and 2013, respectively, and was recorded in product support, technology and operations expenses in the income statement.

The expense allocations have been determined on a basis that both the Parent and Business consider to be a reasonable reflection of the utilization of services provided or the benefit received by the Business during the periods presented.

6.	Net Investment of Parent

The Net Investment of Parent reflects the net assets of the Business, which is comprised of the retained earnings of the Business, net of contributions and distributions and transactions between the Business and the Parent.

All significant intercompany transactions between the Parent and the Business have been included in these financial statements and are considered to be effectively settled for cash at the time the transaction is recorded. The total net effect of the settlement of these intercompany transactions is reflected in the statement of cash flows as a financing activity and in the statement of changes in the Net Investment of Parent.

7.	Fair Value Measurements

The Business’s financial instruments include accounts receivable, accounts payable and accrued liabilities. Due to the short-term nature of these items, the carrying values are deemed to approximate fair value.

Apartments.com

(A Business Unit of Classified Ventures, LLC)

Notes to Unaudited Financial Statements

Three months ended March 31, 2014 and 2013

The Business accounts for certain items using the fair market value method of accounting which establishes a fair value hierarchy for those items measured at fair value that distinguishes between assumptions based on market data (observable inputs) and the Business’s assumptions (unobservable inputs). The fair value hierarchy consists of the following three levels:

•	Level 1 - Quoted prices in active markets for identical assets or liabilities;

•	Level 2 - Quoted prices for similar instruments in active markets, quoted prices for identical or similar instruments in markets that are not active, and model-based valuations in which all significant inputs are observable in the market; and

•	Level 3 - Valuations using significant inputs that are unobservable in the market and include the use of judgment by the Business’s management about the assumptions market participants would use in pricing the asset or liability.

The financial assets and liabilities of the Business that are carried at fair value on a recurring basis in the balance sheet include the Long Term Incentive Plan (“LTIP”) assets and liabilities and marketable securities (see Note 8).

The following table presents the LTIP investments carried at fair value as of March 31, 2014, by category on the balance sheet in accordance with the valuation hierarchy defined above:

	Level 1	Level 2	Level 3	Total

Mutual funds	$1,372	$—	$—	$1,372
Fixed income fund	—	91	—	91

	$1,372	$91	$—	$1,463

The following is a description of the Business’s valuation methodologies for assets and liabilities measured at fair value.

Fair value for mutual funds is measured using quoted market prices at the reporting date multiplied by the quantity held.

The Business has an investment in a commingled fund for which quoted market prices are not available. The value of the investment represents the net asset value as provided by the trustee. Management performs its own pricing diligence by reviewing the net asset value and by obtaining audited financial statements from the trustee.

8.	Long-Term Incentive Plan

In June 2001, the Parent’s LTIP, in which the employees of the Business participate, was established. The Parent, at its discretion, may designate up to 60 key employees to participate in the LTIP and may make annual contributions to the participants’ account. The contributions are invested at the participant’s direction among investment options including mutual funds and money market funds. The Business contributed $0.1 million and $0.1 million in the three months ended March 31, 2014 and 2013, respectively. The total amount contributed by the Business is marked to market quarterly and any unrealized gains (losses) are recognized through the income statement.

Apartments.com

(A Business Unit of Classified Ventures, LLC)

Notes to Unaudited Financial Statements

Three months ended March 31, 2014 and 2013

The amounts contributed to participants’ accounts vest over a three-year period. One-third of the amount contributed in a plan year (and any increases or decreases in the account as a result of income, gains, losses or costs allocated to the account) vests and is payable on February 15th of each of the three succeeding plan years after the plan year in which the contribution was made. Once a portion of an award vests, it is either deferred for one year or paid to the participant. This initial deferral election is made by the participant prior to the plan year for which the award was issued. One year following the vesting date, that same portion of the deferred award is either deferred for five years or paid to the participant. This subsequent deferral election is made not later than December 31st of the plan year prior to the plan year for which the award was issued. If a participant is involuntarily terminated other than for cause as defined by the plan, the participant’s account becomes 100% vested and distributed. If a participant resigns, the vested portion of the participant’s account is distributed and the unvested portion is forfeited. The forfeited funds are retained within the Trust and used to offset future contributions. Forfeitures were less than $0.1 million for the three months ended March 31, 2014 and 2013.

The Business applies accounting guidance for stock appreciation rights and other variable stock option or award plans for the cash awarded under this deferred compensation plan. Deferred compensation expense, excluding an allocation of corporate expenses from the Parent, was less than $0.1 million for the three months ended March 31, 2014 and 2013. Corporate allocations from the Parent include less than $0.1 million of deferred compensation expense in the three months ended March 31, 2014 and 2013 (see Note 5). The deferred compensation liability was $1.4 million at March 31, 2014.

9.	Share Appreciation Rights Plan

Effective as of January 1, 2012, the Parent established a Share Appreciation Rights (SAR) Plan, in which the employees of the Business participate. The Classified Ventures Share Appreciation Rights Plan is intended to motivate certain key employees of Classified Ventures, LLC to maximize their contributions to the long-term success of the Business and to encourage them to remain in the employ of the Business through awards of Share Appreciation Rights. The Compensation Committee of the Parent, at its discretion, may designate key employees to participate in the plan. Eligible participants will receive a number of stock appreciation rights annually that entitle the employee to receive the appreciation in the fair market value of a share from the date of grant up to a specified date or dates plus an amount equal to the distributions per share. Benefits paid under this plan will be made in cash, not common stock, at the end of the three-year vesting period from the original grant date. Expenses related to the Share Appreciation Rights Plan have been recorded in accordance with the accounting standards for share based payments. Due to the cash settlement at the end of the performance period, the awards are classified as a liability and are remeasured each reporting period at fair value.

Under the SARs Plan, deferred compensation is based upon award of share appreciation rights, the value of which is related to the appreciation in the value of the common units of the Parent. The value of the common units is determined by a third party valuation analysis which bases the business value on the combination of income and market approaches. Awards granted in a given year vest to the participant over a three-year period and are settled in cash at the end of the three-year performance period. Upon the settlement of vested rights, the participant receives a lump sum cash payment in an amount equal to (i) the value of a common unit as of the date of settlement less (ii) the grant price value of a common unit on the grant date, plus dividend distributions per unit.

During Q1 2014, the Parent modified the awards granted to Apartments.com employees to vest the awards upon sale of the Business. This modification was considered to be probable at the time of the

Apartments.com

(A Business Unit of Classified Ventures, LLC)

Notes to Unaudited Financial Statements

Three months ended March 31, 2014 and 2013

modification and the fair value of the modified awards was to be recognized over the remaining service period which was the date of modification through the expected date of sale of the Business, April 1, 2014. The deferred compensation liability related to these modified awards was recorded as a current liability in the balance sheet as of March 31, 2014 based on the expected timing of the sale of the Business. The related marketable securities were presented as a current asset.

Appreciation rights outstanding and exercisable as of March 31, 2014 and changes during the three months ended March 31, 2014 were as follows:

			Remaining
		Weighted	Avg.	Aggregate
	Rights /	Avg. Grant	Contract	Intrinsic
	Units	Price	Terms	Value
	(in thousands)	(per right)	(in years)	(in thousands)

Rights outstanding as of December 31, 2013	998	$4.32
Granted
Exercised	—	—
Forfeited or terminated	—	—

Rights outstanding as of March 31, 2014	998	$4.32	—	$3,769

Rights exercisable as of March 31, 2014	998	$4.32	—	$3,769

Although no appreciation rights were formally issued in 2014, the equivalent amount of targeted compensation for 2014 of less than $0.1 million was awarded as part of the sale.

The Business measures the cost associated with awards issued under the SARs Plan using a graded vesting intrinsic value method, which includes a price increase in market value and a dividend component. Under this method, the cost of services related to the SARs Plan reflects changes in the Parent common unit price and the relative vesting period of the rights.

SARs expense, excluding an allocation of corporate expenses from the Parent, was $2.6 million and $0.2 million for the three months ended March 31, 2014 and 2013, respectively. Corporate allocations from the Parent include $0.4 million and $0.1 million for the three months ended March 31, 2014 and 2013, respectively (see Note 5). No SARs Plan expense was capitalized as part of an asset and no significant plan modifications impacted the recorded expense in any of the reported years. There was $3.8 million of deferred compensation liability related to the SARs Plan at March 31, 2014.

The following table summarizes the aggregate intrinsic value, which includes a dividend component, related to vested SARs as of March 31 2014:

Increase
		in	Aggregate
	Rights /	Intrinsic	Intrinsic
	Units	Value	Value
	(in thousands)	(per right)	(in thousands)

Exercised rights	—	—	—
Vested rights outstanding	998	$3.78	$3,769

Apartments.com

(A Business Unit of Classified Ventures, LLC)

Notes to Unaudited Financial Statements

Three months ended March 31, 2014 and 2013

10.	Commitments and Contingencies

The Business is party to lawsuits arising out of the normal course of business. Management believes the final outcome of such litigation will not have a material adverse effect on the Business’s financial position, results of operations or cash flows.

11.	Subsequent Events

The Business assessed events occurring subsequent to March 31, 2014 and through May 14, 2014, the date the financial statements were issued, for potential recognition and disclosure in the financial statements.

The Business determined other than disclosed below, that there were no subsequent events or transactions as of May 14, 2014 that required recognition or disclosure in the consolidated financial statements.

On April 1, 2014, the Parent sold substantially all of the assets and liabilities related to the Apartments.com business unit for $585 million, of which $29.3 million will be held in escrow until 2015.